EXHIBIT 3.2

                   ARTICLE ONE - CORPORATE CHARTER AND BYLAWS

1.01     CORPORATE CHARTER PROVISIONS

        The Corporation's Charter authorizes One Million(1,000,000) shares to be issued. The Officers and transfer agents issuing shares of the Corporation shall not exceed this, matter. Such officers and agents shall advise the Board at least Annually of the authorized shares remaining available to be issued. No shares shall be issued for less than par value stated in the Articles of Incorporation. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT OR OFFICE - REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE

        The address of the Registered Office provided in the initial Articles of Incorporation, as duly placed of record with the Secretary of State for the State of Texas is 600 Century Plaza Drive, Bldg. 140 Houston, Texas 77073.

        The name of the Registered Agent of the Corporation at such address, as duly set forth in its initial Articles of Incorporation, is WILLIAM A. COSKEY.

        The Registered Agent or Office may be changed by filing appropriate documents with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the corporation to its attorneys.

1.03     INITIAL BUSINESS OFFICE

        The address of the initial principal business office of the Corporation is hereby established as 600 Century Plaza Drive, Bldg 140 Houston, Texas 77073.

        The corporation may have additional business offices within the State of Texas, and where it may be duly qualified to do

                                 BYLAWS, PAGE 4
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  business outside of Texas, as the Board of Directors may from time to time designate, or the business of the Corporation may require.

1.04       AMENDMENT OF BYLAWS

        The Board of Directors may alter, amend, or repeal these Bylaws, and adopt new Bylaws. All such Bylaw changes shall take effect upon adoption by the Directors, subject to repeal or change by the shareholders. Notice of Bylaws changes shall be given in or before notice of the Shareholders, Meeting following their adoption.

                 ARTICLE TWO - DIRECTORS AND DIRECTORS' MEETINGS

2.01       ACTION BY CONSENT OF BOARD WITHOUT MEETING

        Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02       TELEPHONE MEETINGS

           Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors of the Corporation may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03       PLACE OF MEETING

        Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Texas as may be designated by the Board.

2.04 REGULAR MEETINGS

        Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the Shareholders of this Corporation, and at such other regular times as the Directors may determine.

                                 BYLAWS, PAGE 5
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2.05 CALL OF SPECIAL MEETING

         Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.

      Meetings provided in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice are' present at the meeting in person or by proxy and do not object to the notice given; or if such persons consent to the meeting in writing.

        Upon receiving notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of giving notice to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM

      The presence at any Directors' Meeting of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present shall be the act of the Board of Directors.

2.07 ADJOURNMENT - NOTICE OF ADJOURNED MEETINGS A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08     CONDUCT OF MEETINGS

        At every meeting of the Board of Directors, the Chairman of the Board of Directors, if there is such an officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation,

                                 BYLAWS, PAGE 6
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a Chairman chosen by a majority of the Directors present, shall preside. The
Secretary of the Corporation shall act as Secretary of the Board of Directors. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09     POWERS OF THE BOARD OF DIRECTORS

        The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable close corporation, shareholders, agreement, or by these Bylaws.

2.10     BOARD COMMITTEES - AUTHORITY TO APPOINT

        The Board of Directors may designate an executive committee and one or more other committees to conduct business and affairs of the Corporation, to the extent authorized by the resolution. The Board shall have the power at any time to change the powers and membership of any committee, fill vacancies, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or of any member thereof, of any responsibility imposed by law.

2.11     TRANSACTIONS WITH INTERESTED DIRECTORS

        Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Director's participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

                                 BYLAWS, PAGE 7
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2.12     NUMBER OF DIRECTORS

        The number of Directors of this Corporation shall be two (2).No Director need be a Shareholder or a resident of Texas. The number of Directors may be increased or decreased from time to time by amendment of these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE

        Directors shall be entitled to hold office. until their successors are elected and qualified. Election of-6irectors shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14     REMOVAL FROM DIRECTORS

        The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES

        Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors, or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders, meeting at which any Director is to be elected.

2.15(a) DECLARATION OF VACANCY

        The Board of Directors may declare vacant the office of a Director if the Director is adjudged incompetent by a court order,

                                 BYLAWS, PAGE 8
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is convicted of a crime involving moral turpitude, or fails to accept the off ice- of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

2.15(b) FILLING VACANCIES BY DIRECTORS

      Vacancies other than those caused by an increase in the number of Directors may be filled by a majority vote of the remaining Directors, though less than a' quorum., or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Meeting of the shareholders.

2.15(c) FILLING VACANCIES BY SHAREHOLBERS

      Any vacancy caused by an increase in the number of Directors shall be filled by the Shareholders at an annual meeting or at a special meeting called for that purpose. The Shareholders may also elect a Director at any time to fill any vacancy not filled by the Directors. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16     COMPENSATION

        Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17     INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Board of Directors shall authorize the Corporation to pay or reimburse any, present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

                                 BYLAWS, PAGE 9
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2.18     INSURING DIRECTORS, OFFICERS, AND EMPLOYEES

         The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

                     ARTICLE THREE - SHAREHOLDERS' MEETINGS

3.01     ACTION WITHOUT MEETING

        Any action that may be taken at a meeting of the Shareholders under any provision of the Texas Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled to vote on that action at a shareholders, meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the minute book of the Corporation.

3.02     TELEPHONE MEETINGS

        Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders of the Corporation may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03     PLACE OF MEETINGS

        Meetings of Shareholders shall be held at the business office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or by the Shareholders.

3.04     NOTICE OF MEETINGS

        The President, the Secretary, or the officer or persons calling a Shareholders, Meeting, shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but no more than fifty (50) days before the date of the meeting. Such notice shall

                                 BYLAWS, PAGE 10
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state the place, day and hour of the meeting, and , in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or was given by the recipient to the Corporation for the purpose of notice. Any meeting provided herein shall not be invalid for lack of notice if consent to the meeting is given in writing by all persons entitled to vote at the meeting and is filed with the Secretary of the Corporation. Such consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meetings is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice in which care notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by a written waiver signed either before or after the meeting by the person entitled to the notice.

3.05     VOTING LIST

        At least ten (10) days before each Shareholders, meeting, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to the meeting, and shall be subject--@o inspection by any Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be PRIMA FACIE evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06     VOTES PER SHARE

        Each outstanding share, regardless of class, shall be entitled to one
(1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote either in person, or by proxy executed in writing by the shareholder, or by the Shareholder's duly authorized attorney-in-fact.

                                 BYLAWS, PAGE 11
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3.07     CUMULATIVE VOTING

         Subject to any limitations stated in the Articles of Incorporation, every Shareholder entitled to vote at any election for Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidate receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder shall have given written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES

      A Shareholder may vote either in person or by proxy executed in writing by the Shareholder on his duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution.

3.09 QUORUM

        3.09(a) QUORUM OF SHAREHOLDERS

      The presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares shall constitute the quorum necessary for the transaction of business at a meeting of the Shareholders of the Corporation. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Shareholders, meeting.

         3.09(b) ADJOURNMENT FOR LACK OR LOSS OF QUORUM

      No business may be transacted in the absence of a quorum, or upon withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares the holders of which are present in person or by proxy.

                                 BYLAWS, PAGE 12
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3.10     VOTING BY VOICE OR BALLOT

         Elections for Directors need not be by ballot unless a Shareholder demands election by ballot at the election before the voting begins.

3.11     CONDUCT OF MEETING

         Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary Is absence, an Assistant Secretary, shall act as Secretary of all meetings of Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12     FAILURE TO HOLD ANNUAL MEETING

         If within any 13 -month period, an annual Shareholders' Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.13     SPECIAL MEETINGS

         Special Shareholders' meetings may be called at any time by any of the following: (a) the President; (b) the Board of Directors; (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meetings. Special Shareholders, meetings may be called for any purpose. The notice of a special Shareholders, meeting must state the purpose or purposes of the meeting and absent consent of every shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, other provisions herein notwithstanding.

                             ARTICLE FOUR - OFFICERS

4.01     TITLE AND APPOINTMENT

         The officers of the Corporation shall be President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two offices, including President

                                 BYLAWS, PAGE 13
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and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

4.02     REMOVAL AND RESIGNATION

         Any officer may be removed, either with or without cause, by vote of a majority of the Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03     VACANCIES

         Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term, or until a permanent successor is elected.

4.04     CHAIRMAN OF THE CORPORATION

         The Chairman, if there shall be such an officer, shall, if present, preside at the meeting of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

4.05 PRESIDENT

        Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman, if there is an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a Corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing

                                 BYLAWS, PAGE 14
committees, including the executive committee, in any. In addition the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

4.06     VICE PRESIDENT

         Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors. When so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

4.07 SECRETARY

        The Secretary shall:

        (A) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. In case of the absence or disability of the Secretary, or the Secretary's refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.

        (B) Keep the minutes of corporate meetings, and the corporate record book, as set out in Article 7.01 hereof.

        (C) Maintain, in the official record book of the Corporation, a record of all share certificates issued or canceled and all shares of the corporation canceled or transferred.

        (D) Be custodian of the Corporation's records, and of any seal which the Corporation may from time to time adopt. When the Corporation exercises its right to use a seal, the Secretary shall see that the seal is emblazoned on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.

        (E) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Bylaws 7.01, 7.02, and 7.03, by these Bylaws generally, by the Board of Directors, or by the President.

                                 BYLAWS, PAGE 15
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4.08 TREASURER

The Treasurer shall:

        (A) Have charge of the custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositors that shall be selected by the Board of Directors.

        (B) Receive, and give receipt for, monies due and payable to the Corporation.

        (C) Disburse or cause to be disbursed the funds at the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.

        (D) If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, in case of the Treasurer's death, resignation, retirement or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors.

        (E) In general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Bylaws 7.04 and 7.05, by these Bylaws generally, by the Board of Directors, or by the President.

4.09     ASSISTANT SECRETARY OR ASSISTANT TREASURER

         The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, may respectively perform all of the functions of the Secretary or Treasurer.

4.10     COMPENSATION

         The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

                                 BYLAWS, PAGE 16
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                 ARTICLE FIVE - AUTHORITY TO EXECUTE INSTRUMENTS

5.01     NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION

         These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit not to render it liable pecuniarily for any purpose or in any amount.

5.02     EXECUTION OF CERTAIN INSTRUMENTS

         Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

                 ARTICLE SIX - ISSUANCE AND TRANSFER OP-Z-SHARES

6.01     CLASSES AND SERIES OF SHARES

         The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restriction, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting rights, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

                                 BYLAWS, PAGE 17
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6.02     CERTIFICATES FOR FULLY PAID SHARES

         Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03     CONSIDERATION FOR SHARES

         Shares may be issued for consideration as maybe fixed from time to time by the Board of Directors at not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04     REPLACEMENT OF CERTIFICATES

         No replacement share certificates shall be issued until the former certificates for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES - FACSIMILE SIGNATURES

         All share certificates shall be signed by the officer designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is not the Corporation itself or an employee of the Corporation. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06     TRANSFER AGENTS AND REGISTRARS

         The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporate bank or trust company, either domestic or foreign.

                                 BYLAWS, PAGE 18

6.07     CONDITIONS OF TRANSFER

         The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08     REASONABLE DOUBTS AS TO RIGHT TO TRANSFER

         When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares of on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that person's right to transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the transfer or the issuance of a new certificate for shares.

                ARTICLE SEVEN - CORPORATE RECORDS AND FISCAL YEAR

7.01     MINUTES OF CORPORATE MEETINGS

         The corporation shall keep at the registered or principal office, or such other place as the Board of Directors may order, a book recording the minutes of all the meetings of its Directors and of its Shareholders, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if special, how the meeting was authorized. The record book shall further show the names of those present at Directors' meetings, the number of shares present or represented at Shareholders I meetings, and the proceedings of all meetings.

7.02     SHARE REGISTER

         The Corporation shall keep at the registered or principal office, or at the transfer agent, a share register, showing the names of the Shareholders, their addresses, the number and class of shares issued by each, the number and date of certificates issued

                                 BYLAWS, PAGE 19
for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept on an information storage device such as electronic data processing equipment, provided that the equipment is capable of reproducing the information in clearly legible form for the purpose of inspection by any Shareholder, Director, Officer, or agent of the Corporation during regular business hours. If the Corporation elects taxation under Internal Revenue Code 1244 or Subchapter S, the officer issuing shares shall ensure the appropriate requirements regarding issuance of shares are maintained in effect.

7.03     BOOKS OF ACCOUNT

         The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursement, gains, losses capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the business or businesses in which the corporation is engaged. Subject to the foregoing, the chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. If the Corporation elects taxation under Internal Revenue Code 1244 or Subchapter S, the officers and agents maintaining the books of account and issuing shares shall ensure that the appropriate requirements are maintained in effect.

7.04     FISCAL YEAR

         The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisers, to determine if the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the I.R.S., including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

                                 BYLAWS, PAGE 20

                   ARTICLE EIGHT - ADOPTION OF INITIAL BYLAWS

          The foregoing bylaws were adopted by the Board of Directors on October 22, 1997.

                                            WILLIAM A. COSKEY, Director

Corporate

Seal

Attested to, and certified by:


HULDA L. COSKEY, Secretary